EXIBIT 99.1

            NTL SHARES BEGIN TRADING ON THE NEW YORK STOCK EXCHANGE

                  Shares to trade under the ticker symbol "NLI"


New York, New York,  October 27, 2000 - NTL Incorporated  (NYSE: NLI and EASDAQ:
NTLI), one of Europe's largest broadband telephone, TV and Internet communications companies, announced that its shares will begin trading today on the New York Stock Exchange (NYSE). Concurrent with the NYSE listing, NTL will withdraw its listing on the Nasdaq Stock Market where its shares have been trading under the ticker symbol "NTLI."


About NTL

- NTL uses state-of-the-art technology to deliver telephone, TV, Internet and interactive services to UK homes and businesses - 22 million homes watch ITV, C4 and C5 thanks to NTL's broadcast transmission network and 12 million homes are within its fibre-optic broadband network

- NTL helped pioneer digital TV and is involved in digital terrestrial, cable and satellite. It launched the UK's first interactive service in March 1999

- NTL's national telecoms network carries such names as Virgin, Orange and AT&T

-    NTL  is  increasingly  a  significant   broadband  player  in  Europe  with
     businesses in Ireland, France, Germany and Switzerland, as well as South-East Asia and Australia

- In May 2000, NTL completed its acquisition of the consumer and direct business operations of Cable & Wireless Communications


Please contact:

In the US:
John Gregg, Senior Vice President - Chief Financial Officer
Richard Lubasch, Executive Vice President - General Counsel
Bret Richter, Vice President - Corporate Finance and Development
Amy Minnick, Investor Relations
Tel:  (212) 906-8440, or via e-mail at investor_relations@ntli.com

Andrew Merrill or Winnie Lerner
The Abernathy MacGregor Group
Tel: (212) 371-5999, or via e-mail at amm@abmac.com

In the UK
Alison Kirkwood   Tel:  01256 752662
Malcolm Padley    Tel:  01256 753408